AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made as of January 1, 1997, is by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Parent Company"), INSIGNIA COMMERCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602, (the "Company"), INSIGNIA\Edward S. Gordon Co., Inc., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Insignia\ESG") and STEPHEN B. SIEGEL, an individual residing at 130 East 67th Street, NY, NY 10021 (the "Executive").

                                               W I T N E S S E T H :

                  WHEREAS, the Parent Company, Insignia\ESG and the Executiv entered into an Employment Agreement dated as of June 17, 1996 ("Employment Agreement"); and

                    WHEREAS, the parties desire to amend and restate the Employment Agreement as set forth in this Agreement; and

                  WHEREAS, the Company and Insignia\ESG desire to continue to assure themselves of the services of the Executive for the period provided in this Agreement, and the Executive continues to be willing to serve in the employ of the Company and Insignia\ESG for such period upon the terms and conditions hereinafter provided;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company and Insignia\ESG hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the date of this Agreement and ending on December 31, 1999 (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period").

                  2.       Duties and Services.

                  (a) Offices. During the Employment Period, the Executive shall serve as President of the Company and Insignia\ESG. In the performance of his duties hereunder, the Executive shall report to and shall be responsible only to the Chairman, Chief Executive Officer or President of the Parent Company or the Office of the Chairman of the Parent Company (as may be determined by the Board of Directors of the Parent Company from time to time). The Executive agrees to his employment as described in this Section 2, and agrees to devote substantially all of his time and efforts to the performance of his duties hereunder. The Executive shall be available to travel as the needs of the business of the Company and Insignia\ESG require and as reasonably directed by the Chairman, Chief Executive Officer or President of the Parent Company and the Boards of Directors of the Parent Company and the Company and Insignia\ESG.

                  (b) Location of Office. During the Employment Period, the Executive's office shall be located in the principal executive offices of Insignia\ESG , which shall be in New York City, New York. Insignia\ESG will provide the Executive with a suitable office, an executive secretary reasonably acceptable to him, and other support appropriate to his duties hereunder.

                  (c) Primary Responsibilities. During the Employment Period, the Executive shall have principal responsibility for the financial and operational affairs of the Company and its subsidiaries including Insignia\ESG, in each case as directed by the Chairman of the Company and the Boards of Directors of the Parent Company and the Company and Insignia\ESG.

                  (d) Permitted Activities. Notwithstanding anything to the contrary herein provided, the Executive (i) may make certain real estate and other investments and hold positions as officers, directors and/or partners thereof in so far as such positions and investments do not conflict with the Executive's duties and loyalties to the Parent Company, the Company and Insignia\ESG, and (ii) may continue to hold all positions and operate businesses and/or receive compensation in accordance with Exhibit A annexed hereto and incorporated herein and (iii) may hold such other positions, in charitable and other organizations, as may be appropriate to his duties hereunder, (collectively, the "Permitted Activities").

                  (e) Licensing. The Executive shall comply with the requirements of the New York State Real Property Law (Broker's License Law) and New York State's Rules for the Guidance of Real Estate Brokers and Salespersons and shall maintain his real estate brokers license in effect at all times during the Employment Period. If the Executive is not duly licensed as a real estate broker or salesperson in New York at any time during the term of this Agreement, the Executive will immediately notify the Chairman, the President, and the General Counsel of the Parent Company and of the Parent Company of that fact, in writing. During such period the Executive will not engage in any activities in violation of the applicable licensing laws, or any other applicable law; and the Executive will diligently take all actions necessary to obtain such license as soon as practicable thereafter. The failure of the Executive to maintain his real estate brokers license during the Employment Period shall constitute a material breach of this Agreement which shall entitle the Company to terminate the Executive's employment for cause.

                  (f) Membership. The Executive shall, at the Company's and Insignia\ESG's request and expense, maintain a membership in the Real Estate Board of New York, Inc. The Executive will at all times adhere to the Code of Ethics and Professional Practices of said Board and to the requirements of all applicable laws and governmental regulations.

                  (g) Other Duties. In addition to his duties with respect to the Company and Insignia\ESG, the Executive shall serve on the Executive Management Committee of the Parent Company. In such capacities, the Executive shall report directly to the Chief Executive Officer of the Parent Company or such other individual as may be designated by the Board of Directors of the Parent Company. The Executive shall serve as a director and/or officer of any of the Parent Company's subsidiaries or affiliates if the Parent Company so requests. Executive shall not be entitled to receive any compensation for the performance of the duties provided for in this Section 2(g) in addition to the compensation expressly provided in this Agreement consistent with his principal responsibilities as President of the Company and of Insignia/ESG. Executive shall endeavor to participate in all meetings of the Executive Management Committee. Executive shall attend, participate in, and be a representative of the Company and Insignia\ESG at all monthly operations review meetings of the Parent Company. It is acknowledged by Executive that recurring failure of Executive to attend such meetings shall be a material breach of this Agreement.

                  3.  Compensation.   As  full  compensation  for  his  services
hereunder, the Company shall pay, grant, issue, or give, as the case may be, to the Executive the following:

                  (a) Base Salary. Subject to the provisions of Section 6, a base salary at the rate of $1,000,000 per annum (the "Base Salary"), payable in equal bi-weekly installments or in such other installments consistent with the policy of the Parent Company as it may be amended from time to time.

                  (b) Override. Subject to the approval of the stockholders of the Parent Company as described in Section 3(j) below, an override ("Override") up to a maximum of $400,000 for the year ended December 31, 1997 and subsequent years, equal to 0.6% of the gross leasing commissions received (as "received" is defined in Section 3(d) below) by Insignia\ESG in each calendar year or part thereof during the Employment Period, but only to the extent that the Company and all of its wholly-owned subsidiaries on a consolidated basis (collectively "ICG") meet or exceed the Company's annual EBITDA budget as established by the Compensation Committee of the Parent Company's Board of Directors (the
"Compensation Committee"), after deduction of the Override payable to the Executive, all bonus compensation paid to employees of ICG (including the imputed bonus of the Executive as determined under this Agreement), all ICG overhead allocations and all compensation paid to the Executive pursuant to this Agreement, which annual EBITDA budget shall be increased by the Compensation Committee for each subsequent year by an amount of no less than 10% of the annual EBITDA budget for the immediately preceding year.For purposes of this
Section 3(b), EBITDA shall mean the earnings before interest, taxes, depreciation, and amortization of ICG computed in accordance with generally accepted accounting principles, consistently applied. In addition, for purposes of determining the amount of the Override under this Section 3(b), the Executive understands and agrees that the amount of gross leasing commissions received by Insignia\ESG shall be subject to following limitation: the ratio calculated by dividing the gross leasing commissions received by Insignia\ESG by the gross leasing commissions received by the Company, net of the gross leasing commissions received by Insignia\ESG, (the "Gross Commission Ratio") at the time that the Override is determined shall be not greater than the Gross Commission Ratio on the date of this Agreement. Accordingly, if the Gross Commission Ratio at the time the Override is determined is greater than the Gross Commission Ratio on the date of this Agreement, then the amount of gross leasing commissions received by Insignia\ESG shall, for purposes of determining the Override, be reduced to the point that the Gross Commission Ratio at the time the Override is determined is equal to the Gross Commission Ratio on the date of this Agreement.

                  (c) Advances. Insignia\ESG shall advance to the Executive an amount equal to $50,000 less withholding permitted by Section 8 on the first day of each month (such amounts including the related withholding are referred to as the "Advances"). Not later than March 31 following the end of each fiscal year (or 90 days following the termination of the Employment Period, if earlier), the Compensation Committee shall deliver to the Executive a calculation of the amount of Override payable to him pursuant to Section 3(b) of this Agreement and the amount of Annual Bonus payable to him pursuant to Section 3(e) of this Agreement for the preceding year (or portion thereof if the Employment Period has terminated during such year). In the event the Advances for any such period exceed the Override and Annual Bonus earned for such period, the Executive shall repay such excess to Insignia\ESG within 15 days of receipt of such calculation. In the event the Override and Annual Bonus earned for such period exceeds the Advances for such period, Insignia\ESG shall pay such excess less withholding to the Executive within 15 days of delivery of such calculation.

                  (d) Commissions. A commission equal to a percentage (as determined below) of the commissions earned, received and retained (collectively, "received") by Insignia\ESG upon transactions as to which the Executive has rendered services recognized by Insignia\ESG. The Executive's share of all promotional commission revenues described above shall be thirty (30%) percent, and Insignia\ESG's share shall be seventy (70%) percent; and the Executive's share of all net commission (e.g. arising from a transaction where Insignia\ESG is agent for the owner of the leased premises) revenues described above shall be fifty (50%) percent and Insignia\ESG's share shall be fifty (50%) percent. Such compensation shall be earned by the Executive only when such commissions have been received by Insignia\ESG and shall be payable to the Executive at the time and in the manner that commissions are paid to other real estate salespersons/brokers of Insignia\ESG in accordance with the then current Insignia\ESG policy.

                  (e) Annual Bonus. Subject to the approval of the stockholders of the Parent Company as described in Section 3(j) below, an annual bonus for the year ending December 31, 1997 and subsequent years in an amount determined by the Compensation Committee of the Parent Company, in its sole and absolute discretion, of 10%, or such lesser percentage as such Compensation Committee shall determine, of the increase in annual EBITDA reduced by all bonus compensation paid to employees of ICG (including the imputed bonus of the Executive as determined under this Agreement ), all ICG overhead allocations and all compensation paid to the Executive pursuant to this Agreement, over the annual EBITDA for the immediately preceding year. Such bonus shall be paid to the Executive within one-hundred-twenty (120) days after the end of the Company's fiscal year. For purposes of this Section 3(e), EBITDA shall mean the earnings before interest, taxes, depreciation, and amortization of ICG computed in accordance with generally accepted accounting principles, consistently applied.

                  (f) Options and Restricted Stock. Options previously granted on February 21, 1997 pursuant to the Parent Company's 1992 Stock Incentive Plan, as amended, to purchase twenty five thousand (25,000) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company (the "Parent Company Stock") at a price equal to $21.375 per share which shall vest in five equal installments commencing on the date six months after the date of this Agreement and each of the next four anniversaries of such date. In addition, seventeen thousand five hundred (17,500) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company Stock in the form of Restricted Stock granted pursuant to the Parent Company's 1992 Stock Incentive Plan, as amended, which shall vest in five equal installments commencing on the date six months after the date of this Agreement and each of the next four anniversaries of such date.

                  (g) Fringe Benefit Programs. In addition to the other benefits provided to the Executive hereunder, the right to participate in the fringe benefit programs now or hereafter maintained by Insignia\ESG or the Parent Company during the Employment Period and offered by Insignia\ESG or the Parent Company to its managing directors. Such fringe benefit program may include, but not be limited to, pension, profit sharing, stock purchase, stock option, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, and other plans and policies authorized on the date hereof (collectively, "Company Benefit Plans").

                  (h) Expense Reimbursement. Reimbursement of the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of duties hereunder, including professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member or is directed to be a member by the Chairman or Chief Executive Officer of the Parent Company, upon the presentation of appropriate documentation therefor in accordance with the then regular policies and procedures of the Company. The Executive's current professional activities and memberships are set forth on Exhibit B, attached hereto and made a part hereof. The Executive shall not engage in or apply for any other professional activity or membership without the prior written consent of the Chairman, Chief Executive Officer or President of the Parent Company.

                  (i) Vacations. Paid vacation consisting of twenty (20) days during each calendar year during the Employment Period, to be taken at such time as is consistent with the needs of the Company and Insignia\ESG, as reasonably determined by the Executive.

                  (j) Approval of Stockholders. Executive understands that the compensation provided for in Sections 3(b) and 3(e) of this Agreement are subject to the approval of the stockholders of the Parent Company at a meeting of the stockholders of the Parent Company. In the event such approval is not obtained on or before December 31, 1997, the provisions of Sections 3(b) and 3(e) shall be void ab initio, but the other provisions of this Agreement that remain in full force and effect provided this Agreement has not been earlier terminated in accordance with its terms.

                  4. Representations and Warranties of the Executive.

                    The Executive represents and warrants to the Parent Company, Insignia\ESG and the Company as follows:

                  (a) He is acquiring the securities represented by the Options and the Restricted Stock and, upon exercise of the Options, will acquire the underlying Parent Company Stock, for his own account, for investment purposes only, and not with a view toward the sale or other distribution thereof;

                  (b) Other than the Permitted Activities, he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Parent Company, Insignia\ESG or the Company hereunder; and

                  (c) To the best of his knowledge, he is under no physical or mental disability that would hinder his performance of his duties under this Agreement.

                  5.       Non-Competition; Confidentiality.

                  (a) Non-Competition. In view of the unique and valuable services it is expected the Executive will render to the Company, Insignia\ESG and the Parent Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and Insignia\ESG and their customers and suppliers, and similar knowledge regarding the Parent Company it is expected the Executive will obtain, the Executive agrees that (i) so long as he is employed by the Company and Insignia\ESG pursuant to this Agreement or otherwise and (ii) for a period of two (2) years after the Termination for Cause (as hereinafter defined) of such employment or the Executive's termination of such employment during the
Employment Period, he will not compete with or be engaged in the same business as, or "Participate In" (as hereinafter defined) any other business or organization which, at the time of the cessation of the Employment Period, competes with or is engaged in the Business (as defined in the Purchase Agreement) or the same business as the Company, Insignia\ESG, or the Parent Company, with respect to any product or service sold or activity engaged in by the Company, Insignia\ESG, or the Parent Company in any geographical area which at the time of such cessation such product or service is sold or activity is engaged in by the Company, Insignia\ESG or the Parent Company; provided, however, that the provisions of this Section 5 shall not be interpreted to
preclude  the  Executive,   at  any  time  and  from  time  to  time,  from  (i)
Participating In any other organization if approved by a majority of the Directors of the Parent Company, or (ii) owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded person or (iii) as set forth on Exhibit A. In the event of a Termination Without Cause (as hereinafter defined) of Executive's employment the Executive shall, at his election, either
(i) observe the non-competition agreement set forth in the first sentence of this Section 5(a) for the remainder of the Employment Period and continue to receive the compensation provided for herein, or (ii) accept other employment (the "Competing Employment") in the real estate industry which violates the non-competition agreement set forth in the first sentence of this Section 5(a) and receive compensation at the annual rate of $1,000,000 less the aggregate amount of compensation payable to him from the Competing Employment for the remainder of the Employment Period. In the event this Agreement is not extended beyond the Employment Period, the Executive shall not be bound by the non-competition agreement set forth in the first sentence of this Section 5(a). The terms "Participate In" and "Participating In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loan money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation, or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce or acquiescing, as the case may be, in the use of his name in." Notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive will not directly or indirectly employ any person who, at any time up to such cessation of Executive's employment, was an employee of the Company, Insignia\ESG, or the Parent Company, within a period of two years after such person leaves the employ of the Company, Insignia\ESG, or the Parent Company or any of its affiliates other than his personal secretary. In addition, notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive agrees that following the Employment Period, he will not solicit anyone for the purpose of providing management, leasing or related real estate services with respect to the properties then managed and the clients then served by the Company, Insignia\ESG, or the Parent Company.

                  (b) Confidentiality. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company, Insignia\ESG or the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, Insignia\ESG, the Parent Company and their subsidiaries and affiliates. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Parent Company, Insignia\ESG and the Company with prompt notice so that the Parent Company, Insignia\ESG and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5(b) and in the event that such protective order or other remedy is not obtained, or should the Parent Company, Insignia\ESG and the Company waive compliance with the provisions of this Section 5(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the Company, Insignia\ESG and the Parent Company prior to or at the termination of his employment hereunder.

                  (c) Non-Competition Compensation. In consideration of Executive's performance of the agreements set forth in Sections 5(a)(ii) above, Executive acknowledges that he was paid $300,000 in advance upon the commencement of the Employment Period, to be allocated to the non-competition agreement in Section 5(a)(ii). Such $300,000 is acknowledged by Executive to be full and adequate compensation for the restrictions on the conduct of the Executive to which he has voluntarily consented in Section 5(a)(ii).

                  (d)  Interpretation.  Since a breach of the provisions of this
Section 5 could not adequately be compensated by money damages, the Company, Insignia\ESG or the Parent Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach and the Parent Company, Insignia\ESG and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 5 are necessary and reasonable to protect the Company, Insignia\ESG and the Parent Company in the conduct of their respective businesses. If any restriction contained in this Section 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company, Insignia\ESG or the Parent Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

                  6.       Termination.

                  (a)      Definitions.

                            (i)  Death  Termination   Event.  As   used  herein,
"Death Termination Event" shall mean the death of the Executive.

                            (ii)   Disability   Termination   Event.    As  used
herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of 100 consecutive days.

                           (iii) Estate. As used herein, "Estate" shall mean (A)
in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive, and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees or the Executor who are entitled under such will to the assets or payments at issue.

                           (iv) Termination For Cause. As used herein, the term "Termination For Cause" shall mean the termination by the Company and
Insignia\ESG of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Parent Company that termination of this Agreement is necessary by reason of (A) the conviction of the Executive of a felony under state or federal law, unless in any such case the Executive performed such act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, Insignia\ESG or the Parent Company, (B) the continued material breach by the Executive of any of the material provisions of this Agreement for a period of thirty days after written notice of such breach is given to the Executive by the Company, Insignia\ESG or the Parent Company, (C) failure by the Executive to comply with any material directive of the Board of Directors of the Company, Insignia\ESG or the Parent Company which shall continue for ten days after written notice thereof is given to the Executive, (D) a violation of the confidentiality provisions of Sections 5 or 9 of this Agreement by the
Executive, (E) the taking by the Executive of any action on behalf of the Company, Insignia\ESG or the Parent Company knowingly without the possession by the Executive of the appropriate authority to take such action, provided that Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (F) the taking by the Executive of actions (other than Permitted Activities) in conflict of interest with the Company, Insignia\ESG, or the Parent Company or their subsidiaries or affiliates, given the Executive's positions with the Company, Insignia\ESG, or the Parent Company and their subsidiaries and affiliates, provided that Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (G) the usurpation of a corporate opportunity of the Company, Insignia\ESG, or the Parent Company or their subsidiaries or affiliates by the Executive; provided, however, the parties acknowledge and agree that no Permitted Activity shall constitute a corporate opportunity, and further provided that the Executive shall have five
(5) days after written notice thereof to cure such breach, (H) the recurring failure to attend and participate in (x) Executive Management Committee
Meetings, and (y) Monthly Operations Review Meetings, provided that the Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (I) a failure as provided in the last sentence of Section 2(e), provided that the Executive shall have five
(5) days after written notice thereof to cure such breach, or (J) a material breach or default of any of the representations, warranties, covenants or agreements contained in the Purchase Agreement which continues for a period of not less than five days after Executive has received notice thereof, which (i) shall have been asserted within twenty-four (24) months after the Closing and
(ii) results in aggregate losses, liabilities, costs, and/or damages in excess of Four Hundred Thousand ($400,000) Dollars. Notwithstanding the foregoing, if any breach by the Executive as described in subparts (E), (F), (H) and (I) above is not capable of being cured within the five (5) day period following written notice thereof from the General Counsel of the Parent Company, such breach shall not be deemed to constitute a basis for Termination For Cause of the Executive's employment hereunder if the Executive has taken all actions reasonably necessary during such five (5) day period to commence the cure of such breach and has diligently pursued such cure to completion within thirty (30) days following such written notice to the satisfaction of the General Counsel of the Parent Company.
                           (v)      Termination Without Cause.  As used herein,
"Termination Without Cause" shall mean any termination of the Executive's employment hereunder by the Company, Insignia\ESG or the Parent Company that is not a Termination For Cause, a Death Termination Event, or a Disability Termination Event.

                  (b) Death Termination Event. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section 6), whereupon Insignia\ESG shall pay to the Estate compensation at the annual rate of One Million ($1,000,000) Dollars for a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than one (1) year.

                  (c) Disability Termination Event. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 6).

                  (d) Termination For Cause. The Executive and the Company and the Parent Company agree that the Company, Insignia\ESG and the Parent Company shall have the right to effectuate a Termination For Cause prior to the Expiration Date. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall be entitled to receive the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs.

                  (e) Termination Without Cause. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall make the election provided for in the second sentence of Section 5(a) and shall be compensated in accordance with such election.

                  Notwithstanding anything in this Agreement to the contrary, Sections 3 (as to compensation, overrides, commissions, bonuses, fringe benefits and expense reimbursements to which Executive became entitled prior to or as a result of the termination of this Agreement), 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of this Agreement shall survive any termination of this Agreement or of the Executive's employment hereunder until the expiration of the statute of limitations applicable hereto.

                  7. Indemnification. The Company, Insignia\ESG and the Parent Company hereby agree, jointly and severally, to indemnify the Executive (and his successors, legatees, estate, administrators, executors, and legal representatives) and to advance monies to such persons to pay expenses relating to indemnifiable events to the fullest extent permitted by the laws of the State of Delaware, and the Executive shall be entitled to the protection of any insurance policies the Company, Insignia\ESG or the Parent Company may elect to maintain generally for the benefit of their directors and officers, against all costs, charges, and expenses whatsoever incurred or sustained by him or his successors, legatees, estate, administrators, executors, and legal representatives in connection with any action, suit, or proceeding to which any of such persons may be a party by reason of the Executive being or having been a director or officer of the Company, Insignia\ESG, or the Parent Company or any of their subsidiaries or affiliates.

                  8. Tax Withholding. The Company, Insignia\ESG and the Parent Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable tax law to be so withheld.

                  9. Survival. Subject to the provisions of the last sentence of
Section 1 of this Agreement, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement, irrespective of any investigation made by or on behalf of any party hereto. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company, Insignia\ESG, or the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, Insignia\ESG, and the Parent Company and their subsidiaries and affiliates. The Executive shall return all tangible evidence of such confidential information to the Company, Insignia\ESG and the Parent Company prior to or at the termination of his employment hereunder.

                  10. Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified or terminated only by a written instrument duly executed by each party. Executive acknowledges and agrees that neither the Company, Insignia\ESG, the Parent Company nor its subsidiaries or affiliates has or will assume or become obligated under any existing employment agreements or arrangements between the Executive and any of Edward S. Gordon Company Incorporated, Edward S. Gordon Company of New Jersey, Inc., or the Affiliated Entities (as defined in the Purchase Agreement dated June 17, 1996 among the Parent Company, the Company, Edward S. Gordon, Edward S. Gordon Company Incorporated and Edward S. Gordon Company, of New Jersey, Inc. ("Purchase Agreement").

                  11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 11.) Notice to the Estate shall be sufficient if addressed to the Executive as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  12. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  13. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, Insignia\ESG, the Parent Company and their successors.

                  14. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  15. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company, Insignia\ESG, the Parent Company and their respective representatives have participated in the preparation hereof.

                  16. Headings. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

                  17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

                  19. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            INSIGNIA FINANCIAL GROUP, INC.


                                            By: /s/John K. Lines
                                                Name:  John K. Lines
                                                Title: General Counsel

                                            INSIGNIA\EDWARD S. GORDON CO., INC.


                                            By: /s/John K. Lines
                                                Name:   John K. Lines
                                                Title:  Secretary

                                            INSIGNIA COMMERCIAL GROUP, INC.


                                            By: /s/John K. Lines
                                                Name:    John K. Lines
                                                Title:   Secretary


                                               /s/Stephen B. Siegel
                                            STEPHEN B. SIEGEL